UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 ___________________________

SCHEDULE 14A INFORMATION

________________

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No. _____)

Filed by the Registrant   ☒

Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a‑12

Ra Medical Systems, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 21, 2023

Ra Medical Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38677	38-3661826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1670 Highway 160 West

Suite 205

Fort Mill, SC 29708

(Address of principal executive offices, including zip code)

(973) 691-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RMED	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

The Audit Committee (the “Committee”) of the Board of Directors of Ra Medical Systems, Inc. (the “Company”) conducted an analysis to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The Committee considered the Company’s independent auditors for the fiscal year ended December 31, 2022, Haskell & White LLP (“Haskell”), as well as WithumSmith+Brown, PC (“Withum”), the independent registered public accounting firm that audited the financial statements for Catheter Precision, Inc. (“Catheter”) for the fiscal year ended December 31, 2022.  The Company acquired Catheter on January 9, 2023, and is now primarily focusing its operations on the Catheter line of business.  Haskell reviewed the Company’s financial statements for the quarter ended March 31, 2023.

As a result of this process, following discussions with Haskell and Withum, on June 21, 2023, the Committee approved the appointment of Withum as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 and entered into an engagement letter with Withum. On the same date, the Committee approved the dismissal of Haskell as the Company’s independent registered accounting firm.

Haskell’s report on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2022 and 2021 filed with the Company’s Form 10-K for the year ended December 31, 2022 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.  Haskell’s report on the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2021 filed with the Company’s Form 10-K, as amended, for the year ended December 31, 2021, included an explanatory paragraph expressing substantial doubt regarding the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2022 and 2021, and the subsequent interim period through June 21, 2023, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K  between the Company and Haskell on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Haskell’s satisfaction, would have caused Haskell to make reference thereto in their reports; and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company provided Haskell with a copy of the foregoing disclosures and requested that Haskell furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made herein. A copy of Haskell’s letter dated June 26, 2023, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the fiscal years ended December 31, 2022 and 2021 and the subsequent interim period through June 21, 2023, neither the Company nor anyone on its behalf has consulted with Withum regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that Withum concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

16.1	Letter of Haskell & White LLP to the Securities and Exchange Commission, dated June 26, 2023

104	Cover Page Interactive Data File (formatted as inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RA MEDICAL SYSTEMS, INC.

Date: June 26, 2023	By:	/s/ Steven Passey
Steven Passey
Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)

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EXHIBIT 16.1

June 26, 2023

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549-7561

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated June 26, 2023 of Ra Medical Systems, Inc. (the “Company”) and are in agreement with the statements contained therein as it regards our firm. We have no basis to agree or disagree with other statements of the Company contained in Item 4.01.

Very truly yours,

/s/ HASKELL & WHITE LLP HASKELL & WHITE LLP